invitation homes

Atlanta

Southern California

Phoenix

EARNINGS RELEASE

AND SUPPLEMENTAL INFORMATION

Seattle

South Florida

Orlando

FOURTH QUARTER 2019

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Fourth Quarter 2019 and Full Year 2019 Results
Dallas, TX, February 18, 2020 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its fourth quarter 2019 and full year 2019 financial and operating results.

Fourth Quarter 2019 Highlights and Full Year 2019 Highlights

•
Year over year, in Q4 2019, total revenues increased 2.7% to $444 million, total property operating and maintenance expenses increased 5.3% to $168 million, and net income attributable to common stockholders increased 107.0% to $52 million, or $0.10 per share. In FY 2019, total revenues increased 2.4% to $1,765 million, total property operating and maintenance expenses increased 2.2% to $670 million, and net income attributable to common stockholders increased by $151 million to $145 million, or $0.27 per share.

•
Year over year, in Q4 2019, Core FFO per share increased 6.1% to $0.32, and AFFO per share increased 10.8% to $0.28. In FY 2019, Core FFO per share increased 6.2% to $1.25, and AFFO per share increased 8.9% to $1.03.

•
In Q4 2019, Same Store NOI grew 3.8% year over year on 4.3% Same Store Core revenue growth and 5.3% Same Store Core operating expense growth. In FY 2019, Same Store NOI grew 5.6% year over year on 4.5% Same Store Core revenue growth and 2.5% Same Store Core operating expense growth.

•	In Q4 2019, Same Store average occupancy was 96.0%, flat year over year. In FY 2019, Same Store average occupancy was 96.3%, up 50 basis points year over year.

•
In Q4 2019, Same Store renewal rent growth of 4.5% and Same Store new lease rent growth of 1.6% drove Same Store blended rent growth of 3.4%. In FY 2019, Same Store renewal rent growth of 5.0% and Same Store new lease rent growth of 3.8% drove Same Store blended rent growth of 4.6%.

•
As previously announced, in December 2019, the Company closed a bulk sale of 708 homes in Nashville, its smallest market by home count, for gross proceeds of $210 million. With this transaction, Invitation Homes leveraged strong investor demand for single-family rental homes in Nashville to sell 89% of its portfolio in the market, as part of a strategic decision to exit Nashville and focus on other high-growth markets where Invitation Homes has greater scale and density.

•	Net debt / annualized adjusted EBITDAre decreased from 9.0x at December 31, 2018 to 8.0x at December 31, 2019.

•
As previously announced, Blackstone completed the exit of its position in Invitation Homes. After a secondary offering of 57.6 million shares of Invitation Homes common stock in November 2019, and distribution of 0.3 million shares to its partners, Blackstone no longer beneficially owns shares in Invitation Homes.

President & Chief Executive Officer Dallas Tanner comments: "2019 was an excellent year for Invitation Homes, marked by Same Store NOI growth near the top of the REIT sector, further refinement of the best-in-class resident experience we provide through ProCare, significant portfolio enhancement through capital recycling, completion of merger integration activities with greater synergies than anticipated, and meaningful reduction in balance sheet leverage. Furthermore, we ended 2019 with strong occupancy, positioning us well operationally for 2020.

"We are encouraged by the momentum we are carrying into 2020, and see further opportunities for both organic and external growth. Fundamentally, supply and demand trends remain favorable across our high-growth markets, and we believe our refined operating platform, high-quality portfolio, and scale efficiencies position us to execute better than ever before. As we continue to raise our already-high bar for resident service, we'll also seek to grow our home count in 2020 if today's accretive acquisition opportunity persists as expected. In addition, we'll continue to build on growth initiatives related to ancillary services, leasing efficiency, and value enhancing capex in 2020.

"With these growth drivers at our back, we expect FY 2020 Same Store NOI growth of 4.25% at the midpoint of our guidance."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2019	Q4 2018	FY 2019	FY 2018
Net income (loss) (1)	$0.10	$0.05	$0.27	$(0.01)
FFO (1)	0.29	0.24	1.10	0.94
Core FFO (2)	0.32	0.30	1.25	1.18
AFFO (2)	0.28	0.25	1.03	0.95

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 3.0% Convertible Notes due July 1, 2019 (the "2019 Convertible Notes") were converted to common shares at the beginning of each relevant period in 2018 and 2019, and as if the 3.5% Convertible Notes due January 15, 2022 (the "2022 Convertible Notes") were converted to common shares at the beginning of each relevant period in 2019, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period. See "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Net Income (Loss)
Net income in the fourth quarter of 2019 was $0.10 per share, compared to net income of $0.05 per share in the fourth quarter of 2018. Total revenues and total property operating and maintenance expenses in the fourth quarter of 2019 were $444 million and $168 million, respectively, compared to $433 million and $159 million, respectively, in the fourth quarter of 2018.

Net income in FY 2019 was $0.27 per share, compared to a net loss of $0.01 per share in FY 2018. Total revenues and total property operating and maintenance expenses in FY 2019 were $1,765 million and $670 million, respectively, compared to $1,723 million and $655 million, respectively, in FY 2018.

Core FFO
Year over year, Core FFO in the fourth quarter of 2019 increased 6.1% to $0.32 per share, primarily due to lower adjusted G&A and property management expense and lower cash interest expense. As previously announced, and as included in FY 2019 guidance, Core FFO in the fourth quarter includes a $2.1 million favorable timing impact related to accelerated cost within Other, net, in the third quarter of 2019.

Year over year, Core FFO in FY 2019 increased 6.2% to $1.25 per share, primarily due to an increase in NOI and lower cash interest expense.

AFFO
Year over year, AFFO in the fourth quarter of 2019 increased 10.8% to $0.28 per share, primarily due to the increase in Core FFO described above and lower recurring capital expenditures.

Year over year, AFFO in FY 2019 increased 8.9% to $1.03 per share, primarily due to the increase in Core FFO described above and lower recurring capital expenditures.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	70,799

	Q4 2019	Q4 2018	FY 2019	FY 2018
Core revenue growth (year-over-year)	4.3%		4.5%
Core operating expense growth (year-over-year)	5.3%		2.5%
NOI growth (year-over-year)	3.8%		5.6%

Average occupancy	96.0%	96.0%	96.3%	95.8%
Turnover rate	6.5%	5.9%	30.1%	32.5%

Rental rate growth (lease-over-lease):
Renewals	4.5%	4.8%	5.0%	4.8%
New leases	1.6%	2.2%	3.8%	3.4%
Blended	3.4%	3.8%	4.6%	4.3%

Same Store NOI
For the Same Store portfolio of 70,799 homes, fourth quarter 2019 Same Store NOI increased 3.8% year over year on Same Store Core revenue growth of 4.3% and Same Store Core operating expense growth of 5.3%.

FY 2019 Same Store NOI increased 5.6% year over year on Same Store Core revenue growth of 4.5% and Same Store Core operating expense growth of 2.5%.

Same Store Core Revenues
Fourth quarter 2019 Same Store Core revenue growth of 4.3% year over year was driven primarily by a 4.0% increase in average monthly rent and a 10.8% increase in other property income, net of resident recoveries. Same Store average occupancy was 96.0%, flat year over year.

FY 2019 Same Store Core revenue growth of 4.5% year over year was driven primarily by a 4.1% increase in average monthly rent and a 50 basis point increase in average occupancy to 96.3%.

Same Store Core Operating Expenses
Fourth quarter 2019 Same Store Core operating expenses increased 5.3% year over year, driven primarily by higher repairs and maintenance expenses and property taxes, as expected.

FY 2019 Same Store Core operating expenses increased 2.5% year over year. Same Store controllable expenses, net of resident recoveries, decreased 3.3% year over year, driven most significantly by lower personnel and turnover expenses. Controllable expenses also benefited from a favorable first quarter comparison resulting from higher-than-normal repairs and maintenance work order volume in the first quarter of 2018. The favorable factors impacting controllable expense growth were partially offset by a negative impact from last year's realignment of utility bill-back timing that resulted in higher than normal resident recoveries in the first quarter of 2018. Fixed expenses, net of resident recoveries, increased 6.5% year over year, driven primarily by higher property taxes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 4

Investment Management Activity
In the fourth quarter of 2019, Invitation Homes acquired 627 homes for $197 million, including estimated renovation costs, and sold 1,354 homes for gross proceeds of $372 million, resulting in a total portfolio home count of 79,505 homes as of December 31, 2019.

In FY 2019, the Company acquired 2,153 homes for $653 million, including estimated renovation costs, and sold 3,455 homes for gross proceeds of $900 million.

As previously announced, the Company intends to exit Nashville, its smallest market by home count, and focus on growing accretively in other high-growth markets where the Company has greater scale and density. In December 2019, the Company leveraged strong investor demand to close a bulk sale of 708 homes in Nashville, or 89% of its portfolio in that market at the time, for gross proceeds of $210 million. As of December 31, 2019, the Company owned 87 homes in Nashville, which will be marketed for sale across multiple disposition channels.

Balance Sheet and Capital Markets Activity
As of December 31, 2019, the Company had $1,092 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of December 31, 2019 was $8,518 million, consisting of $6,673 million of secured debt and $1,845 million of unsecured debt.

In Q4 2019, the Company used cash on hand, including proceeds from its bulk sale of homes in Nashville, to repay $199 million of secured debt that carried a weighted average interest rate of LIBOR + 201 basis points.

In Q4 2019, the Company issued 1,286,119 shares of common stock under its at-the-market equity agreement ("ATM Equity Program"), at an average price of $29.67 per share, for gross proceeds of $38 million. Proceeds were used primarily to acquire homes. $743 million of capacity remained under the ATM Equity Program as of December 31, 2019.

Net debt / annualized Adjusted EBITDAre declined to 8.0x at the end of 2019, down from 9.0x at the end of 2018.

Dividend
As previously announced, on January 30, 2020 the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock, representing a 15.4% increase over the prior quarterly dividend of $0.13 per share. The dividend will be paid on or before February 28, 2020 to stockholders of record as of the close of business on February 12, 2020.

Full Year 2020 Guidance Details

FY 2020 Guidance

	FY 2020	FY 2019
	Guidance	Actual
Core FFO per share – diluted	$1.27 - $1.35	$1.25
AFFO per share – diluted	$1.04 - $1.12	$1.03

Same Store Core revenue growth	3.75% - 4.25%	4.5%
Same Store Core operating expense growth	3.25% - 4.25%	2.5%
Same Store NOI growth	3.75% - 4.75%	5.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 5

Bridge from FY 2019 Results to FY 2020 Guidance Midpoint

Core FFO/sh
FY 2019 reported result	$1.25

Impact from settlement of 2019 Convertible Notes:
Interest expense	0.01
Share count	(0.01)
Net impact of settlement of 2019 Convertible Notes	—

Impact from Q4 2019 Nashville bulk sale:
NOI	(0.02)
Interest expense	0.01
Net impact of Q4 2019 Nashville bulk sale	(0.01)

Impact from Changes in:
Same Store NOI (1)	0.08
Non-Same Store NOI, excluding Nashville bulk sale impact	0.04
Property management and G&A expense	(0.01)
Financing costs (interest expense and share count), excluding 2019 Convertible Notes and Nashville bulk sale impact	(0.03)
Other	(0.01)
Total change, excluding 2019 Convertible Notes and Nashville bulk sale impact	0.07

FY 2020 guidance midpoint	$1.31

(1)	Based on the 2020 Same Store pool, consisting of 73,046 homes as of January 2020.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core revenue growth, Same Store Core operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Wednesday, February 19, 2020 to discuss results for the fourth quarter and full year 2019. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 9650856. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 19, 2020 and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10138573, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 6

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais

Phone: 972.421.3587

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements, including without limitation the information under the heading “Full Year 2020 Guidance Details.” In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, and risks related to the Company's indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31,	December 31,
	2019	2018
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,243,192	$16,686,060
Cash and cash equivalents	92,258	144,940
Restricted cash	193,987	215,051
Goodwill	258,207	258,207
Other assets, net	605,266	759,170
Total assets	$17,392,910	$18,063,428

Liabilities:
Mortgage loans, net	$6,238,461	$7,201,654
Secured term loan, net	400,978	—
Term loan facility, net	1,493,747	1,490,860
Revolving facility	—	—
Convertible senior notes, net	334,299	557,301
Accounts payable and accrued expenses	186,110	169,603
Resident security deposits	147,787	148,995
Other liabilities	325,450	125,829
Total liabilities	9,126,832	9,694,242

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2019 and 2018	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 541,642,725 and 520,647,977 outstanding as of December 31, 2019 and 2018, respectively	5,416	5,206
Additional paid-in capital	9,010,194	8,629,462
Accumulated deficit	(524,588)	(392,594)
Accumulated other comprehensive loss	(276,600)	(12,963)
Total stockholders' equity	8,214,422	8,229,111
Non-controlling interests	51,656	140,075
Total equity	8,266,078	8,369,186
Total liabilities and equity	$17,392,910	$18,063,428

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2019	Q4 2018	FY 2019	FY 2018
	(unaudited)	(unaudited)	(unaudited)

Rental revenues and other property income	$444,277	$432,616	$1,764,685	$1,722,962

Expenses:
Property operating and maintenance	167,576	159,200	669,987	655,411
Property management expense	14,561	17,281	61,614	65,485
General and administrative	15,375	25,340	74,274	98,764
Interest expense	88,417	96,506	367,173	383,595
Depreciation and amortization	133,764	130,220	533,719	560,541
Impairment and other	6,940	7,343	18,743	20,819
Total expenses	426,633	435,890	1,725,510	1,784,615

Other, net	3,130	261	11,600	6,958
Gain on sale of property, net of tax	31,780	28,727	96,336	49,682

Net income (loss)	52,554	25,714	147,111	(5,013)
Net (income) loss attributable to non-controlling interests	(562)	(446)	(1,648)	86

Net income (loss) attributable to common stockholders	51,992	25,268	145,463	(4,927)
Net income available to participating securities	(89)	(190)	(395)	(817)

Net income (loss) available to common stockholders — basic and diluted	$51,903	$25,078	$145,068	$(5,744)

Weighted average common shares outstanding — basic	540,218,045	520,703,045	531,235,962	520,376,929
Weighted average common shares outstanding — diluted	541,505,031	520,844,475	532,499,787	520,376,929

Net income (loss) per common share — basic	$0.10	$0.05	$0.27	$(0.01)
Net income (loss) per common share — diluted	$0.10	$0.05	$0.27	$(0.01)

Dividends declared per common share	$0.13	$0.11	$0.52	$0.44

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2019	Q4 2018	FY 2019	FY 2018
Net income (loss) available to common stockholders	$51,903	$25,078	$145,068	$(5,744)
Net income available to participating securities	89	190	395	817
Non-controlling interests	562	446	1,648	(86)
Depreciation and amortization on real estate assets	132,637	129,282	529,205	549,505
Impairment on depreciated real estate investments	2,921	3,139	14,210	6,709
Net gain on sale of previously depreciated investments in real estate	(31,780)	(28,727)	(96,336)	(49,682)
FFO	$156,332	$129,408	$594,190	$501,519

Core FFO Reconciliation	Q4 2019	Q4 2018	FY 2019	FY 2018
FFO	$156,332	$129,408	$594,190	$501,519
Noncash interest expense	11,093	14,915	48,515	48,354
Share-based compensation expense	4,311	5,917	18,158	29,499
Offering related expenses	119	—	2,267	—
Merger and transaction-related expenses	—	4,953	4,347	22,962
Severance expense	240	1,946	8,465	8,238
Unrealized gains on investment in equity securities	—	—	(6,480)	—
Casualty losses, net	4,019	4,204	4,533	14,110
Core FFO	$176,114	$161,343	$673,995	$624,682

AFFO Reconciliation	Q4 2019	Q4 2018	FY 2019	FY 2018
Core FFO	$176,114	$161,343	$673,995	$624,682
Recurring capital expenditures	(25,425)	(29,093)	(118,988)	(122,733)
Adjusted FFO	$150,689	$132,250	$555,007	$501,949

Net income (loss) available to common stockholders
Weighted average common shares outstanding — diluted (1)	541,505,031	520,844,475	532,499,787	520,376,929

Net income (loss) per common share — diluted (1)	$0.10	$0.05	$0.27	$(0.01)

FFO
FFO for per share calculation(1)	$160,580	$132,185	$599,776	$512,576
Weighted average common shares and OP Units outstanding — diluted (1)	561,243,645	543,351,057	545,150,847	543,063,802

FFO per share — diluted (1)	$0.29	$0.24	$1.10	$0.94

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted (2)	546,143,202	530,931,044	538,925,506	530,643,789

Core FFO per share — diluted (2)	$0.32	$0.30	$1.25	$1.18
AFFO per share — diluted (2)	$0.28	$0.25	$1.03	$0.95

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 10

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of each relevant period in 2018 and 2019, and as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share.

In Q4 2019, treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, Q4 2019 net income per share does not treat the 2022 Convertible Notes as if converted. Q4 2019 FFO per share treats the 2022 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2022 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

In Q4 2018, treatment of the 2019 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, Q4 2018 net income per share does not treat the 2019 Convertible Notes as if converted. Q4 2018 FFO per share treats the 2019 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2019 Convertible Notes.

In FY 2019, treatment of the 2019 Convertible Notes as if converted for the period in which they were outstanding, from January 1, 2019 through June 30, 2019, would be anti-dilutive to net income per share and dilutive to FFO per share. Treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to both net income per share and FFO per share in FY 2019. As such, FY 2019 net income per share reflects the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through December 31, 2019, but does not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019, and does not treat the 2022 Convertible notes as if converted. FY 2019 FFO per share does not treat the 2022 Convertible Notes as if converted, but treats the 2019 Convertible Notes as if converted on January 1, 2019, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issued upon conversion of the 2019 Convertible Notes.

In FY 2018, treatment of the 2019 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, FY 2018 net income per share does not treat the 2019 Convertible Notes as if converted. FY 2018 FFO per share treats treats the 2019 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2019 Convertible Notes.

(2)	Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period.

As such, Q4 2019 Core FFO and AFFO reflect the conversion of the 2019 Convertible Notes, but do not treat the 2022 Convertible Notes as if converted.

FY 2019 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through December 31, 2019, but do not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. For the period from January 1, 2019 through June 30, 2019, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators. The 2022 Convertible Notes are not treated as if converted.

Q4 2018 and FY 2018 Core FFO and AFFO do not reflect the conversion of any convertible notes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)	Q4 2019	Q4 2018	FY 2019	FY 2018
Common shares — basic	540,218,045	520,703,045	531,235,962	520,376,929
Shares potentially issuable from vesting/conversion of equity-based awards	1,286,986	141,430	1,263,825	—
Total common shares — diluted	541,505,031	520,844,475	532,499,787	520,376,929

Weighted average amounts for FFO (1)	Q4 2019	Q4 2018	FY 2019	FY 2018
Common shares — basic	540,218,045	520,703,045	531,235,962	520,376,929
OP units — basic	4,202,415	9,036,578	5,940,757	9,116,476
Shares potentially issuable from vesting/conversion of equity-based awards	1,722,742	1,191,421	1,748,787	1,150,384
Shares issuable from Convertible Notes	15,100,443	12,420,013	6,225,341	12,420,013
Total common shares and units — diluted	561,243,645	543,351,057	545,150,847	543,063,802

Weighted average amounts for Core and AFFO (2)	Q4 2019	Q4 2018	FY 2019	FY 2018
Common shares — basic	540,218,045	520,703,045	531,235,962	520,376,929
OP units — basic	4,202,415	9,036,578	5,940,757	9,116,476
Shares potentially issuable from vesting/conversion of equity-based awards	1,722,742	1,191,421	1,748,787	1,150,384
Total common shares and units — diluted	546,143,202	530,931,044	538,925,506	530,643,789

	December 31,
Period end amounts for Core FFO, and AFFO	2019
Common shares	541,642,725
OP units	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,254,434
Total common shares and units — diluted	546,360,444

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of each relevant period in 2018 and 2019, and as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2019, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes and 2022 Convertible Notes in the form in which they were outstanding during each period. See "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — December 31, 2019
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (1)	to Maturity (2)
Secured:
Fixed (3)	$1,401,625		16.5%	4.0%	8.6
Floating — swapped to fixed	5,020,000		58.9%	3.4%	5.1
Floating	250,887		2.9%	3.2%	5.7
Total secured	6,672,512		78.3%	3.5%	5.9

Unsecured:
Fixed (Convertible)	345,000		4.1%	3.5%	2.0
Floating — swapped to fixed	1,500,000		17.6%	3.6%	2.1
Floating	—		—%	—%	—
Total unsecured	1,845,000		21.7%	3.5%	2.1

Total Debt:
Fixed + floating swapped to fixed (3)	8,266,625		97.1%	3.5%	5.0
Floating	250,887		2.9%	3.2%	5.7
Total debt	8,517,512		100.0%	3.5%	5.0
Unamortized discounts on notes payable	(13,342)
Deferred financing costs	(36,685)
Total Debt per Balance Sheet	8,467,485
Retained and repurchased certificates	(319,632)
Cash, ex-security deposits (4)	(138,059)
Deferred financing costs	36,685
Unamortized discounts on notes payable	13,342
Net debt	$8,059,821

Leverage Ratios	Q4 2019
Fixed charge coverage ratio	3.3	x
Net debt / annualized Adjusted EBITDAre	8.0	x

(1)	Includes the impact of interest rate swaps in place and effective as of December 31, 2019.

(2)	Assumes all extension options are exercised.

(3)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

(4)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — December 31, 2019
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2020	—	—	—	—	—%
2021	—	—	—	—	—%
2022	—	1,845,000	—	1,845,000	21.7%
2023	744,092	—	—	744,092	8.7%
2024	624,475	—	—	624,475	7.4%
2025	2,963,890	—	—	2,963,890	34.8%
2026	938,430	—	—	938,430	11.0%
2027	998,161	—	—	998,161	11.7%
Thereafter	403,464	—	—	403,464	4.7%
	6,672,512	1,845,000	—	8,517,512	100.0%
Unamortized discounts on notes payable	(2,641)	(10,701)	—	(13,342)
Deferred financing costs	(30,432)	(6,253)	—	(36,685)
Total per Balance Sheet	$6,639,439	$1,828,046	$—	$8,467,485

(1)	Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of December 31, 2019
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Swaps	Debt	Impact (2)
2020	$8,517,512	2.9%	76.6%	20.5%	97.1%	1.4%	2.2%	3.9%	3.7%
2021	8,517,512	5.9%	73.6%	20.5%	94.1%	1.4%	2.5%	3.9%	3.9%
2022	6,838,745	2.8%	76.5%	20.7%	97.2%	1.4%	2.7%	4.0%	4.1%
2023	5,946,768	—%	76.4%	23.6%	100.0%	1.3%	2.8%	4.0%	4.1%
2024	5,890,883	—%	76.2%	23.8%	100.0%	1.3%	2.8%	4.0%	4.1%
2025	3,538,935	16.9%	43.5%	39.6%	83.1%	1.4%	3.0%	4.0%	4.0%
2026	1,424,764	1.6%	—%	98.4%	98.4%	1.4%	N/A	4.0%	4.0%
2027	841,014	—%	—%	100.0%	100.0%	N/A	N/A	3.9%	3.9%
2028	403,464	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%
Thereafter(3)	403,464	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%

(1)	In each period, represents December 31, 2019 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised.

(2)	Assumes December 31, 2019 LIBOR rate of 1.76% for all future periods.

(3)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of December 31, 2019, as well as the rate for 30-day LIBOR as of December 31, 2019. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q4 2019
Total portfolio	79,505
Same Store portfolio	70,799
Same Store % of Total	89.0%

Core Revenues	Q4 2019	Q4 2018	Change YoY	FY 2019	FY 2018	Change YoY
Total portfolio	$425,929	$417,886	1.9%	$1,692,291	$1,665,591	1.6%
Same Store portfolio	386,674	370,744	4.3%	1,525,522	1,459,726	4.5%

Core Operating expenses	Q4 2019	Q4 2018	Change YoY	FY 2019	FY 2018	Change YoY
Total portfolio	$149,228	$144,470	3.3%	$597,593	$598,040	(0.1)%
Same Store portfolio	133,125	126,408	5.3%	528,414	515,313	2.5%

Net Operating Income	Q4 2019	Q4 2018	Change YoY	FY 2019	FY 2018	Change YoY
Total portfolio	$276,701	$273,416	1.2%	$1,094,698	$1,067,551	2.5%
Same Store portfolio	253,549	244,336	3.8%	997,108	944,413	5.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2019	Q4 2018	YoY	Q3 2019	Seq	FY 2019	FY 2018	YoY
Revenues:
Rental revenues	$373,068	$358,469	4.1%	$369,634	0.9%	$1,473,897	$1,409,224	4.6%
Other property income (1)(2)	30,308	25,266	20.0%	30,655	(1.1)%	116,534	100,554	15.9%
Total revenues	403,376	383,735	5.1%	400,289	0.8%	1,590,431	1,509,778	5.3%
Less: Resident recoveries (1)(2)	(16,702)	(12,991)	28.6%	(17,335)	(3.7)%	(64,909)	(50,052)	29.7%
Core revenues	386,674	370,744	4.3%	382,954	1.0%	1,525,522	1,459,726	4.5%

Fixed Expenses:
Property taxes	67,772	65,144	4.0%	65,685	3.2%	264,204	250,495	5.5%
Insurance expenses	7,805	7,289	7.1%	7,800	0.1%	30,762	28,669	7.3%
HOA expenses	7,868	6,812	15.5%	8,387	(6.2)%	31,253	27,118	15.2%

Controllable Expenses:
Repairs and maintenance	20,206	16,940	19.3%	24,930	(18.9)%	81,690	78,839	3.6%
Personnel	14,228	16,136	(11.8)%	14,167	0.4%	59,761	65,862	(9.3)%
Turnover	9,895	9,688	2.1%	13,373	(26.0)%	43,215	47,256	(8.6)%
Utilities (1)	16,975	12,403	36.9%	17,363	(2.2)%	62,946	46,146	36.4%
Leasing and marketing (3)	2,803	2,688	4.3%	2,592	8.1%	10,358	11,059	(6.3)%
Property administrative	2,275	2,299	(1.0)%	2,348	(3.1)%	9,134	9,921	(7.9)%
Property operating and maintenance expenses	149,827	139,399	7.5%	156,645	(4.4)%	593,323	565,365	4.9%
Less: Resident recoveries (1)(2)	(16,702)	(12,991)	28.6%	(17,335)	(3.7)%	(64,909)	(50,052)	29.7%
Core operating expenses	133,125	126,408	5.3%	139,310	(4.4)%	528,414	515,313	2.5%

Net Operating Income	$253,549	$244,336	3.8%	$243,644	4.1%	$997,108	$944,413	5.6%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)
In addition to the transition in utility billing policy, other property income and resident recoveries in FY 2018 were higher as a result of a one-time item related to the timing by which resident utility recoveries are accrued. The timing of resident utility bill-backs from the two merged companies was aligned in Q1 2018 by adopting a best practice that matches reimbursements with the period in which the corresponding expenses are booked. This resulted in a one-time increase in resident recoveries in Q1 2018.

(3)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,551, $2,361, $2,336, $9,341, and $9,811 for Q4 2019, Q4 2018, Q3 2019, FY 2019, and FY 2018, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018

Average occupancy	96.0%	96.0%	96.5%	96.5%	96.0%
Turnover rate	6.5%	8.9%	8.4%	6.3%	5.9%
Trailing four quarters turnover rate	30.1%	29.5%	30.0%	31.1%	32.5%
Average monthly rent	$1,839	$1,824	$1,802	$1,783	$1,768
Rental rate growth (lease-over-lease):
Renewals	4.5%	4.7%	5.4%	5.2%	4.8%
New leases	1.6%	4.3%	5.3%	3.7%	2.2%
Blended	3.4%	4.6%	5.3%	4.7%	3.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended December 31, 2019 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,071	95.0%	$2,460	$1.45	13.5%
Northern California	4,390	94.2%	2,139	1.38	6.6%
Seattle	3,531	91.3%	2,247	1.18	5.4%
Phoenix	7,741	93.8%	1,399	0.86	7.5%
Las Vegas	2,998	92.1%	1,643	0.83	3.3%
Denver	2,314	88.4%	2,029	1.12	3.1%
Western US Subtotal	29,045	93.3%	1,987	1.16	39.4%

Florida:
South Florida	8,567	94.1%	2,204	1.18	12.8%
Tampa	8,121	94.5%	1,691	0.91	9.5%
Orlando	6,082	92.6%	1,684	0.91	6.9%
Jacksonville	1,865	95.4%	1,697	0.85	2.2%
Florida Subtotal	24,635	94.0%	1,869	1.00	31.4%

Southeast United States:
Atlanta	12,494	94.0%	1,521	0.74	12.9%
Carolinas	4,702	94.1%	1,602	0.74	5.1%
Southeast US Subtotal	17,196	94.0%	1,543	0.74	18.0%

Texas:
Houston	2,229	92.8%	1,566	0.81	2.4%
Dallas	2,323	89.0%	1,805	0.85	2.7%
Texas Subtotal	4,552	90.9%	1,684	0.83	5.1%

Midwest United States:
Chicago	2,848	92.0%	1,997	1.23	3.8%
Minneapolis	1,142	95.2%	1,904	0.97	1.5%
Midwest US Subtotal	3,990	92.9%	1,970	1.14	5.3%

Announced Market-in-Exit:
Nashville (2)	87	96.7%	1,769	0.83	0.8%

Total / Average	79,505	93.5%	$1,836	$0.98	100.0%
Same Store Total / Average	70,799	96.0%	$1,839	$0.99	90.8%

(1)	All data is for the total portfolio, unless otherwise noted.

(2)
In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining 87 homes in the market.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q4 2019	# Homes	Q4 2019	Q4 2018	Change	Q4 2019	Q4 2018	Change	Q4 2019	Q4 2018	Change
Western United States:
Southern California	7,637	$2,465	$2,337	5.5%	96.0%	96.6%	(0.6)%	$55,191	$52,491	5.1%
Northern California	3,744	2,129	2,003	6.3%	96.7%	96.9%	(0.2)%	23,646	22,371	5.7%
Seattle	3,005	2,245	2,120	5.9%	95.6%	96.2%	(0.6)%	19,898	18,911	5.2%
Phoenix	6,715	1,388	1,300	6.8%	97.0%	96.7%	0.3%	28,585	26,648	7.3%
Las Vegas	2,446	1,642	1,552	5.8%	96.2%	96.2%	—%	12,008	11,363	5.7%
Denver	1,811	2,016	1,929	4.5%	96.1%	94.2%	1.9%	10,974	10,245	7.1%
Western US Subtotal	25,358	1,991	1,882	5.8%	96.3%	96.4%	(0.1)%	150,302	142,029	5.8%

Florida:
South Florida	7,847	2,222	2,177	2.1%	95.5%	95.8%	(0.3)%	51,154	50,120	2.1%
Tampa	7,670	1,692	1,639	3.2%	96.0%	96.1%	(0.1)%	38,814	37,482	3.6%
Orlando	5,416	1,669	1,597	4.5%	95.6%	96.8%	(1.2)%	27,007	26,060	3.6%
Jacksonville	1,835	1,697	1,640	3.5%	95.8%	95.5%	0.3%	9,363	9,002	4.0%
Florida Subtotal	22,768	1,869	1,814	3.0%	95.7%	96.1%	(0.4)%	126,338	122,664	3.0%

Southeast United States:
Atlanta	11,200	1,520	1,473	3.2%	96.0%	95.8%	0.2%	50,579	48,659	3.9%
Carolinas	4,018	1,589	1,545	2.8%	96.2%	95.5%	0.7%	19,095	18,316	4.3%
Southeast US Subtotal	15,218	1,538	1,492	3.1%	96.0%	95.7%	0.3%	69,674	66,975	4.0%

Texas:
Houston	1,795	1,569	1,544	1.6%	95.2%	94.4%	0.8%	8,357	8,085	3.4%
Dallas	1,883	1,815	1,771	2.5%	95.1%	94.1%	1.0%	10,125	9,699	4.4%
Texas Subtotal	3,678	1,695	1,660	2.1%	95.2%	94.3%	0.9%	18,482	17,784	3.9%

Midwest United States:
Chicago	2,642	2,008	1,982	1.3%	96.7%	95.3%	1.4%	15,504	15,083	2.8%
Minneapolis	1,135	1,903	1,842	3.3%	95.9%	96.1%	(0.2)%	6,374	6,209	2.7%
Midwest US Subtotal	3,777	1,977	1,939	2.0%	96.5%	95.5%	1.0%	21,878	21,292	2.8%

Same Store Total / Average	70,799	$1,839	$1,768	4.0%	96.0%	96.0%	—%	$386,674	$370,744	4.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q4 2019	# Homes	Q4 2019	Q3 2019	Change	Q4 2019	Q3 2019	Change	Q4 2019	Q3 2019	Change
Western United States:
Southern California	7,637	$2,465	$2,442	0.9%	96.0%	95.6%	0.4%	$55,191	$54,386	1.5%
Northern California	3,744	2,129	2,101	1.3%	96.7%	96.6%	0.1%	23,646	23,405	1.0%
Seattle	3,005	2,245	2,215	1.4%	95.6%	96.2%	(0.6)%	19,898	19,694	1.0%
Phoenix	6,715	1,388	1,367	1.5%	97.0%	96.8%	0.2%	28,585	27,964	2.2%
Las Vegas	2,446	1,642	1,619	1.4%	96.2%	96.8%	(0.6)%	12,008	11,924	0.7%
Denver	1,811	2,016	1,999	0.9%	96.1%	95.0%	1.1%	10,974	10,748	2.1%
Western US Subtotal	25,358	1,991	1,967	1.2%	96.3%	96.2%	0.1%	150,302	148,121	1.5%

Florida:
South Florida	7,847	2,222	2,215	0.3%	95.5%	95.0%	0.5%	51,154	50,683	0.9%
Tampa	7,670	1,692	1,680	0.7%	96.0%	95.5%	0.5%	38,814	38,376	1.1%
Orlando	5,416	1,669	1,653	1.0%	95.6%	96.0%	(0.4)%	27,007	26,896	0.4%
Jacksonville	1,835	1,697	1,682	0.9%	95.8%	96.1%	(0.3)%	9,363	9,277	0.9%
Florida Subtotal	22,768	1,869	1,857	0.6%	95.7%	95.5%	0.2%	126,338	125,232	0.9%

Southeast United States:
Atlanta	11,200	1,520	1,516	0.3%	96.0%	95.9%	0.1%	50,579	50,347	0.5%
Carolinas	4,018	1,589	1,577	0.8%	96.2%	96.3%	(0.1)%	19,095	18,968	0.7%
Southeast US Subtotal	15,218	1,538	1,532	0.4%	96.0%	96.0%	—%	69,674	69,315	0.5%

Texas:
Houston	1,795	1,569	1,564	0.3%	95.2%	95.4%	(0.2)%	8,357	8,302	0.7%
Dallas	1,883	1,815	1,806	0.5%	95.1%	95.2%	(0.1)%	10,125	10,045	0.8%
Texas Subtotal	3,678	1,695	1,688	0.4%	95.2%	95.3%	(0.1)%	18,482	18,347	0.7%

Midwest United States:
Chicago	2,642	2,008	2,000	0.4%	96.7%	97.2%	(0.5)%	15,504	15,521	(0.1)%
Minneapolis	1,135	1,903	1,890	0.7%	95.9%	97.2%	(1.3)%	6,374	6,418	(0.7)%
Midwest US Subtotal	3,777	1,977	1,967	0.5%	96.5%	97.2%	(0.7)%	21,878	21,939	(0.3)%

Same Store Total / Average	70,799	$1,839	$1,824	0.8%	96.0%	96.0%	—%	$386,674	$382,954	1.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Full Year
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, FY 2019	# Homes	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Western United States:
Southern California	7,637	$2,418	$2,289	5.6%	96.3%	96.3%	—%	$216,501	$205,203	5.5%
Northern California	3,744	2,078	1,951	6.5%	97.1%	96.9%	0.2%	92,815	86,989	6.7%
Seattle	3,005	2,194	2,077	5.6%	96.4%	96.3%	0.1%	78,296	74,251	5.4%
Phoenix	6,715	1,354	1,274	6.3%	97.1%	96.9%	0.2%	111,450	105,006	6.1%
Las Vegas	2,446	1,607	1,524	5.4%	97.0%	96.4%	0.6%	47,414	44,819	5.8%
Denver	1,811	1,980	1,898	4.3%	96.0%	94.6%	1.4%	42,946	40,486	6.1%
Western US Subtotal	25,358	1,949	1,843	5.8%	96.7%	96.4%	0.3%	589,422	556,754	5.9%

Florida:
South Florida	7,847	2,208	2,155	2.5%	95.4%	95.2%	0.2%	202,975	197,611	2.7%
Tampa	7,670	1,672	1,622	3.1%	95.9%	95.2%	0.7%	153,268	147,424	4.0%
Orlando	5,416	1,642	1,567	4.8%	96.2%	96.7%	(0.5)%	106,850	102,307	4.4%
Jacksonville	1,835	1,672	1,617	3.4%	96.0%	95.7%	0.3%	36,871	35,608	3.5%
Florida Subtotal	22,768	1,849	1,791	3.2%	95.8%	95.6%	0.2%	499,964	482,950	3.5%

Southeast United States:
Atlanta	11,200	1,505	1,451	3.7%	96.1%	95.8%	0.3%	200,029	192,516	3.9%
Carolinas	4,018	1,570	1,531	2.5%	96.4%	94.9%	1.5%	75,452	72,400	4.2%
Southeast US Subtotal	15,218	1,522	1,472	3.4%	96.1%	95.6%	0.5%	275,481	264,916	4.0%

Texas:
Houston	1,795	1,558	1,539	1.2%	96.1%	94.4%	1.7%	33,334	32,125	3.8%
Dallas	1,883	1,796	1,749	2.7%	95.5%	94.3%	1.2%	40,028	38,242	4.7%
Texas Subtotal	3,678	1,680	1,646	2.1%	95.8%	94.4%	1.4%	73,362	70,367	4.3%

Midwest United States:
Chicago	2,642	1,993	1,968	1.3%	97.1%	95.5%	1.6%	61,843	60,051	3.0%
Minneapolis	1,135	1,881	1,816	3.6%	96.7%	96.6%	0.1%	25,450	24,688	3.1%
Midwest US Subtotal	3,777	1,960	1,922	2.0%	97.0%	95.8%	1.2%	87,293	84,739	3.0%

Same Store Total / Average	70,799	$1,812	$1,741	4.1%	96.3%	95.8%	0.5%	$1,525,522	$1,459,726	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2019	Q4 2019	Q4 2018	Change	Q4 2019	Q4 2018	Change	Q4 2019	Q4 2018	Change	Q4 2019	Q4 2018
Western United States:
Southern California	$55,191	$52,491	5.1%	$17,540	$17,123	2.4%	$37,651	$35,368	6.5%	68.2%	67.4%
Northern California	23,646	22,371	5.7%	6,997	6,737	3.9%	16,649	15,634	6.5%	70.4%	69.9%
Seattle	19,898	18,911	5.2%	5,463	5,421	0.8%	14,435	13,490	7.0%	72.5%	71.3%
Phoenix	28,585	26,648	7.3%	7,144	6,754	5.8%	21,441	19,894	7.8%	75.0%	74.7%
Las Vegas	12,008	11,363	5.7%	2,926	3,007	(2.7)%	9,082	8,356	8.7%	75.6%	73.5%
Denver	10,974	10,245	7.1%	2,224	1,940	14.6%	8,750	8,305	5.4%	79.7%	81.1%
Western US Subtotal	150,302	142,029	5.8%	42,294	40,982	3.2%	108,008	101,047	6.9%	71.9%	71.1%

Florida:
South Florida	51,154	50,120	2.1%	22,013	21,012	4.8%	29,141	29,108	0.1%	57.0%	58.1%
Tampa	38,814	37,482	3.6%	14,776	14,788	(0.1)%	24,038	22,694	5.9%	61.9%	60.5%
Orlando	27,007	26,060	3.6%	10,058	9,423	6.7%	16,949	16,637	1.9%	62.8%	63.8%
Jacksonville	9,363	9,002	4.0%	3,268	3,124	4.6%	6,095	5,878	3.7%	65.1%	65.3%
Florida Subtotal	126,338	122,664	3.0%	50,115	48,347	3.7%	76,223	74,317	2.6%	60.3%	60.6%

Southeast United States:
Atlanta	50,579	48,659	3.9%	17,269	15,373	12.3%	33,310	33,286	0.1%	65.9%	68.4%
Carolinas	19,095	18,316	4.3%	5,519	5,299	4.2%	13,576	13,017	4.3%	71.1%	71.1%
Southeast US Subtotal	69,674	66,975	4.0%	22,788	20,672	10.2%	46,886	46,303	1.3%	67.3%	69.1%

Texas:
Houston	8,357	8,085	3.4%	3,897	3,684	5.8%	4,460	4,401	1.3%	53.4%	54.4%
Dallas	10,125	9,699	4.4%	4,423	4,178	5.9%	5,702	5,521	3.3%	56.3%	56.9%
Texas Subtotal	18,482	17,784	3.9%	8,320	7,862	5.8%	10,162	9,922	2.4%	55.0%	55.8%

Midwest United States:
Chicago	15,504	15,083	2.8%	7,450	6,631	12.4%	8,054	8,452	(4.7)%	51.9%	56.0%
Minneapolis	6,374	6,209	2.7%	2,158	1,914	12.7%	4,216	4,295	(1.8)%	66.1%	69.2%
Midwest US Subtotal	21,878	21,292	2.8%	9,608	8,545	12.4%	12,270	12,747	(3.7)%	56.1%	59.9%

Same Store Total / Average	$386,674	$370,744	4.3%	$133,125	$126,408	5.3%	$253,549	$244,336	3.8%	65.6%	65.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2019	Q4 2019	Q3 2019	Change	Q4 2019	Q3 2019	Change	Q4 2019	Q3 2019	Change	Q4 2019	Q3 2019
Western United States:
Southern California	$55,191	$54,386	1.5%	$17,540	$17,998	(2.5)%	$37,651	$36,388	3.5%	68.2%	66.9%
Northern California	23,646	23,405	1.0%	6,997	7,995	(12.5)%	16,649	15,410	8.0%	70.4%	65.8%
Seattle	19,898	19,694	1.0%	5,463	5,411	1.0%	14,435	14,283	1.1%	72.5%	72.5%
Phoenix	28,585	27,964	2.2%	7,144	7,670	(6.9)%	21,441	20,294	5.7%	75.0%	72.6%
Las Vegas	12,008	11,924	0.7%	2,926	3,131	(6.5)%	9,082	8,793	3.3%	75.6%	73.7%
Denver	10,974	10,748	2.1%	2,224	2,632	(15.5)%	8,750	8,116	7.8%	79.7%	75.5%
Western US Subtotal	150,302	148,121	1.5%	42,294	44,837	(5.7)%	108,008	103,284	4.6%	71.9%	69.7%

Florida:
South Florida	51,154	50,683	0.9%	22,013	22,747	(3.2)%	29,141	27,936	4.3%	57.0%	55.1%
Tampa	38,814	38,376	1.1%	14,776	16,714	(11.6)%	24,038	21,662	11.0%	61.9%	56.4%
Orlando	27,007	26,896	0.4%	10,058	10,335	(2.7)%	16,949	16,561	2.3%	62.8%	61.6%
Jacksonville	9,363	9,277	0.9%	3,268	3,399	(3.9)%	6,095	5,878	3.7%	65.1%	63.4%
Florida Subtotal	126,338	125,232	0.9%	50,115	53,195	(5.8)%	76,223	72,037	5.8%	60.3%	57.5%

Southeast United States:
Atlanta	50,579	50,347	0.5%	17,269	17,541	(1.6)%	33,310	32,806	1.5%	65.9%	65.2%
Carolinas	19,095	18,968	0.7%	5,519	6,038	(8.6)%	13,576	12,930	5.0%	71.1%	68.2%
Southeast US Subtotal	69,674	69,315	0.5%	22,788	23,579	(3.4)%	46,886	45,736	2.5%	67.3%	66.0%

Texas:
Houston	8,357	8,302	0.7%	3,897	4,097	(4.9)%	4,460	4,205	6.1%	53.4%	50.7%
Dallas	10,125	10,045	0.8%	4,423	4,522	(2.2)%	5,702	5,523	3.2%	56.3%	55.0%
Texas Subtotal	18,482	18,347	0.7%	8,320	8,619	(3.5)%	10,162	9,728	4.5%	55.0%	53.0%

Midwest United States:
Chicago	15,504	15,521	(0.1)%	7,450	6,843	8.9%	8,054	8,678	(7.2)%	51.9%	55.9%
Minneapolis	6,374	6,418	(0.7)%	2,158	2,237	(3.5)%	4,216	4,181	0.8%	66.1%	65.1%
Midwest US Subtotal	21,878	21,939	(0.3)%	9,608	9,080	5.8%	12,270	12,859	(4.6)%	56.1%	58.6%

Same Store Total / Average	$386,674	$382,954	1.0%	$133,125	$139,310	(4.4)%	$253,549	$243,644	4.1%	65.6%	63.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Full Year
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2019	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change	FY 2019	FY 2018
Western United States:
Southern California	$216,501	$205,203	5.5%	$69,144	$68,392	1.1%	$147,357	$136,811	7.7%	68.1%	66.7%
Northern California	92,815	86,989	6.7%	29,647	26,790	10.7%	63,168	60,199	4.9%	68.1%	69.2%
Seattle	78,296	74,251	5.4%	21,108	21,658	(2.5)%	57,188	52,593	8.7%	73.0%	70.8%
Phoenix	111,450	105,006	6.1%	28,696	28,824	(0.4)%	82,754	76,182	8.6%	74.3%	72.6%
Las Vegas	47,414	44,819	5.8%	11,644	11,815	(1.4)%	35,770	33,004	8.4%	75.4%	73.6%
Denver	42,946	40,486	6.1%	9,291	7,515	23.6%	33,655	32,971	2.1%	78.4%	81.4%
Western US Subtotal	589,422	556,754	5.9%	169,530	164,994	2.7%	419,892	391,760	7.2%	71.2%	70.4%

Florida:
South Florida	202,975	197,611	2.7%	86,988	85,529	1.7%	115,987	112,082	3.5%	57.1%	56.7%
Tampa	153,268	147,424	4.0%	61,368	60,975	0.6%	91,900	86,449	6.3%	60.0%	58.6%
Orlando	106,850	102,307	4.4%	39,592	38,613	2.5%	67,258	63,694	5.6%	62.9%	62.3%
Jacksonville	36,871	35,608	3.5%	13,431	13,709	(2.0)%	23,440	21,899	7.0%	63.6%	61.5%
Florida Subtotal	499,964	482,950	3.5%	201,379	198,826	1.3%	298,585	284,124	5.1%	59.7%	58.8%

Southeast United States:
Atlanta	200,029	192,516	3.9%	66,892	64,161	4.3%	133,137	128,355	3.7%	66.6%	66.7%
Carolinas	75,452	72,400	4.2%	22,264	21,297	4.5%	53,188	51,103	4.1%	70.5%	70.6%
Southeast US Subtotal	275,481	264,916	4.0%	89,156	85,458	4.3%	186,325	179,458	3.8%	67.6%	67.7%

Texas:
Houston	33,334	32,125	3.8%	15,326	14,974	2.4%	18,008	17,151	5.0%	54.0%	53.4%
Dallas	40,028	38,242	4.7%	17,011	16,683	2.0%	23,017	21,559	6.8%	57.5%	56.4%
Texas Subtotal	73,362	70,367	4.3%	32,337	31,657	2.1%	41,025	38,710	6.0%	55.9%	55.0%

Midwest United States:
Chicago	61,843	60,051	3.0%	27,611	26,562	3.9%	34,232	33,489	2.2%	55.4%	55.8%
Minneapolis	25,450	24,688	3.1%	8,401	7,816	7.5%	17,049	16,872	1.0%	67.0%	68.3%
Midwest US Subtotal	87,293	84,739	3.0%	36,012	34,378	4.8%	51,281	50,361	1.8%	58.7%	59.4%

Same Store Total / Average	$1,525,522	$1,459,726	4.5%	$528,414	$515,313	2.5%	$997,108	$944,413	5.6%	65.4%	64.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2019			FY 2019
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.8%	1.8%	4.2%	6.6%	5.2%	6.2%
Northern California	6.7%	6.6%	6.7%	7.5%	8.5%	7.8%
Seattle	7.3%	4.4%	6.1%	7.5%	7.2%	7.4%
Phoenix	5.8%	9.1%	7.0%	6.3%	10.1%	7.6%
Las Vegas	5.3%	3.7%	4.7%	5.8%	6.8%	6.1%
Denver	5.3%	1.7%	3.7%	5.6%	4.2%	5.1%
Western US Subtotal	6.0%	4.2%	5.4%	6.6%	6.9%	6.7%

Florida:
South Florida	2.6%	(2.4)%	0.8%	3.7%	(1.1)%	2.2%
Tampa	3.7%	(0.5)%	2.0%	4.1%	1.8%	3.2%
Orlando	4.1%	1.7%	3.2%	4.6%	5.1%	4.8%
Jacksonville	3.4%	2.1%	2.9%	3.6%	3.9%	3.7%
Florida Subtotal	3.3%	(0.6)%	1.8%	4.0%	1.6%	3.1%

Southeast United States:
Atlanta	4.2%	1.8%	3.2%	4.6%	3.9%	4.3%
Carolinas	3.6%	0.1%	2.1%	3.3%	1.5%	2.7%
Southeast US Subtotal	4.0%	1.3%	2.9%	4.2%	3.2%	3.9%

Texas:
Houston	3.5%	(2.0)%	1.1%	3.2%	(0.4)%	2.2%
Dallas	4.4%	(0.7)%	2.1%	4.2%	1.9%	3.4%
Texas Subtotal	3.9%	(1.3)%	1.6%	3.8%	1.0%	2.9%

Midwest United States:
Chicago	2.0%	(1.1)%	1.0%	2.7%	(0.7)%	1.8%
Minneapolis	4.5%	2.1%	3.5%	4.1%	3.4%	3.9%
Midwest US Subtotal	2.6%	—%	1.7%	3.0%	0.8%	2.4%

Same Store Total / Average	4.5%	1.6%	3.4%	5.0%	3.8%	4.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Recurring operating expenses (gross):
R&M OpEx	$20,206	$24,930	$19,822	$16,732	$16,940
Turn OpEx	9,895	13,373	11,761	8,186	9,688
Total recurring operating expense (gross)	30,101	38,303	31,583	24,918	26,628
R&M + Turn recoveries	(2,526)	(3,224)	(3,970)	(2,955)	(2,773)
Total recurring operating expenses (net)	$27,575	$35,079	$27,613	$21,963	$23,855

Recurring capital expenditures:
R&M CapEx	$17,398	$24,394	$20,577	$17,131	$17,621
Turn CapEx	6,298	9,339	7,448	5,149	5,764
Total recurring capital expenditures	$23,696	$33,733	$28,025	$22,280	$23,385

Cost to maintain (gross):
R&M OpEx + CapEx	$37,604	$49,324	$40,399	$33,863	$34,561
Turn OpEx + CapEx	16,193	22,712	19,209	13,335	15,452
Total cost to maintain (gross)	53,797	72,036	59,608	47,198	50,013
R&M + Turn recoveries	(2,526)	(3,224)	(3,970)	(2,955)	(2,773)
Total cost to maintain (net)	$51,271	$68,812	$55,638	$44,243	$47,240

Per Home ($)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Total cost to maintain (gross)	$760	$1,017	$842	$667	$706
R&M + Turn recoveries	(36)	(46)	(56)	(42)	(39)
Total cost to maintain (net)	$724	$971	$786	$625	$667

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Recurring CapEx	$25,425	$36,653	$31,799	$25,111	$29,093
Value Enhancing CapEx	13,358	12,256	8,519	3,104	5,294
Initial Renovation CapEx	30,078	15,804	9,932	7,816	11,238
Disposition CapEx (1)	3,129	2,165	5,062	1,994	—
Total Capital Expenditures	$71,990	$66,878	$55,312	$38,025	$45,625

(1)
Commencing in 2019, capital expenditures related to the preparation of homes for disposition are reported separately as Disposition CapEx, rather than included in Recurring CapEx. For periods prior to Q1 2019, Disposition CapEx was included in Recurring CapEx. The amount of Disposition CapEx included in Recurring CapEx for the full year 2018 was less than $3,600.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2019	Q4 2018	FY 2019	FY 2018
Property management expense (GAAP)	$14,561	$17,281	$61,614	$65,485
Adjustments:
Share-based compensation expense (1)	(761)	(1,147)	(3,075)	(5,500)
Adjusted property management expense	$13,800	$16,134	$58,539	$59,985

Adjusted G&A Expense	Q4 2019	Q4 2018	FY 2019	FY 2018
G&A expense (GAAP)	$15,375	$25,340	$74,274	$98,764
Adjustments:
Share-based compensation expense (2)	(3,550)	(4,770)	(15,083)	(23,999)
Merger and transaction-related expenses	—	(4,953)	(4,347)	(16,895)
Severance expense	(240)	(1,946)	(8,465)	(8,238)
Adjusted G&A expense	$11,585	$13,671	$46,379	$49,632

(1)	For Q4 2018, FY 2019, and FY 2018, includes $341, $136, and $1,781, respectively, related to IPO and pre-IPO grants.

(2)
For Q4 2019, includes $4 related to merger grants. For Q4 2018, includes $882 related to IPO and pre-IPO grants and $673 related to merger grants. For FY 2019, includes $360 related to IPO and pre-IPO grants and $2,231 related to merger grants. For FY 2018, includes $5,171 related to IPO and pre-IPO grants and $3,168 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8

Acquisitions and Dispositions — Q4 2019
(unaudited)

	9/30/2019	Q4 2019 Acquisitions (1)		Q4 2019 Dispositions (2)		12/31/2019
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,116	—	$—	45	$384,738	8,071
Northern California	4,422	—	—	32	355,798	4,390
Seattle	3,477	65	410,019	11	378,159	3,531
Phoenix	7,650	137	302,158	46	188,581	7,741
Las Vegas	2,963	45	332,856	10	330,466	2,998
Denver	2,291	65	416,945	42	269,539	2,314
Western US Subtotal	28,919	312	352,971	186	301,928	29,045

Florida:
South Florida	8,669	8	259,830	110	263,478	8,567
Tampa	8,172	29	271,590	80	193,407	8,121
Orlando	5,997	105	304,005	20	243,620	6,082
Jacksonville	1,869	—	—	4	342,250	1,865
Florida Subtotal	24,707	142	294,896	214	236,900	24,635

Southeast United States:
Atlanta	12,474	60	261,592	40	199,563	12,494
Carolinas	4,686	46	272,588	30	260,062	4,702
Southeast US Subtotal	17,160	106	266,364	70	224,990	17,196

Texas:
Houston	2,266	—	—	37	173,429	2,229
Dallas	2,270	67	255,368	14	214,338	2,323
Texas: Subtotal	4,536	67	255,368	51	184,659	4,552

Midwest United States:
Chicago	2,962	—	—	114	234,776	2,848
Minneapolis	1,151	—	—	9	281,861	1,142
Midwest US Subtotal	4,113	—	—	123	238,221	3,990

Announced Market-in-Exit:
Nashville (3)	797	—	—	710	297,205	87

Total / Average	80,232	627	$314,747	1,354	$275,029	79,505

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 29

(2)	Cap rates on dispositions during the quarter averaged 3.7%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.

(3)
In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining 87 homes in the market.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend (gross or net of resident reimbursements, as indicated in tables presented), not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain/loss on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; interest income; unrealized gains from an investment in equity securities; and other miscellaneous income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 31

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 32

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized and seasoned (whether under Invitation Homes ownership or Starwood Waypoint Homes ownership), excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 33

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Total revenues (total portfolio)	$444,277	$443,326	$441,582	$435,500	$432,616
Non-Same Store revenues	(40,901)	(43,037)	(44,616)	(45,700)	(48,881)
Same Store revenues	403,376	400,289	396,966	389,800	383,735
Same Store resident recoveries	(16,702)	(17,335)	(16,295)	(14,577)	(12,991)
Same Store Core revenues	$386,674	$382,954	$380,671	$375,223	$370,744

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Full Year
(in thousands) (unaudited)

	FY 2019	FY 2018
Total revenues (total portfolio)	$1,764,685	$1,722,962
Non-Same Store revenues	(174,254)	(213,184)
Same Store revenues	1,590,431	1,509,778
Same Store resident recoveries	(64,909)	(50,052)
Same Store Core revenues	$1,525,522	$1,459,726

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 34

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Property operating and maintenance expenses (total portfolio)	$167,576	$175,491	$166,574	$160,346	$159,200
Non-Same Store operating expenses	(17,749)	(18,846)	(19,625)	(20,444)	(19,801)
Same Store operating expenses	149,827	156,645	146,949	139,902	139,399
Same Store resident recoveries	(16,702)	(17,335)	(16,295)	(14,577)	(12,991)
Same Store Core operating expenses	$133,125	$139,310	$130,654	$125,325	$126,408

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Full Year
(in thousands) (unaudited)

	FY 2019	FY 2018
Property operating and maintenance expenses (total portfolio)	$669,987	$655,411
Non-Same Store operating expenses	(76,664)	(90,046)
Same Store operating expenses	593,323	565,365
Same Store resident recoveries	(64,909)	(50,052)
Same Store Core operating expenses	$528,414	$515,313

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Net income available to common stockholders	$51,903	$33,616	$38,833	$20,716	$25,078
Net income available to participating securities	89	91	109	106	190
Non-controlling interests	562	276	463	347	446
Interest expense	88,417	89,067	95,706	93,983	96,506
Depreciation and amortization	133,764	133,315	133,031	133,609	130,220
Property management expense	14,561	16,405	16,021	15,160	17,281
General and administrative	15,375	15,872	15,956	26,538	25,340
Impairment and other	6,940	4,740	1,671	5,392	7,343
Gain on sale of property, net of tax	(31,780)	(20,812)	(26,172)	(17,572)	(28,727)
Other, net	(3,130)	(4,735)	(610)	(3,125)	(261)
NOI (total portfolio)	276,701	267,835	275,008	275,154	273,416
Non-Same Store NOI	(23,152)	(24,191)	(24,991)	(25,256)	(29,080)
Same Store NOI	$253,549	$243,644	$250,017	$249,898	$244,336

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Full Year
(in thousands) (unaudited)

	FY 2019	FY 2018
Net income (loss) available to common stockholders	$145,068	$(5,744)
Net income available to participating securities	395	817
Non-controlling interests	1,648	(86)
Interest expense	367,173	383,595
Depreciation and amortization	533,719	560,541
Property management expense	61,614	65,485
General and administrative	74,274	98,764
Impairment and other	18,743	20,819
Gain on sale of property, net of tax	(96,336)	(49,682)
Other, net	(11,600)	(6,958)
NOI (total portfolio)	1,094,698	1,067,551
Non-Same Store NOI	(97,590)	(123,138)
Same Store NOI	$997,108	$944,413

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands) (unaudited)

	Q4 2019	Q4 2018	% Change	FY 2019	FY 2018	% Change
Net income (loss) available to common stockholders	$51,903	$25,078		$145,068	$(5,744)
Net income available to participating securities	89	190		395	817
Non-controlling interests	562	446		1,648	(86)
Interest expense	88,417	96,506		367,173	383,595
Depreciation and amortization	133,764	130,220		533,719	560,541
EBITDA	274,735	252,440		1,048,003	939,123
Gain on sale of property, net of tax	(31,780)	(28,727)		(96,336)	(49,682)
Impairment on depreciated real estate investments	2,921	3,139		14,210	6,709
EBITDAre	245,876	226,852		965,877	896,150
Share-based compensation expense	4,311	5,917		18,158	29,499
Merger and transaction-related expenses	—	4,953		4,347	16,895
Severance	240	1,946		8,465	8,238
Casualty losses, net	4,019	4,204		4,533	14,110
Other, net	(3,130)	(261)		(11,600)	(6,958)
Adjusted EBITDAre	$251,316	$243,611	3.2%	$989,780	$957,934	3.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

As of	As of
December 31, 2019	December 31, 2018
Mortgage loans, net	$6,238,461	$7,201,654
Secured term loan, net	400,978	1,490,860
Term loan facility, net	1,493,747	—
Revolving facility	—	—
Convertible senior notes, net	334,299	557,301
Total Debt per Balance Sheet	8,467,485	9,249,815
Retained and repurchased certificates	(319,632)	(369,592)
Cash, ex-security deposits (1)	(138,059)	(209,645)
Deferred financing costs	36,685	70,962
Unamortized discounts on note payable	13,342	20,685
Net Debt (A)	$8,059,821	$8,762,225

For the Three	For the Three
Months Ended	Months Ended
December 31, 2019	December 31, 2018
Adjusted EBITDAre (C)	$251,316	$243,611

Annualized Adjusted EBITDAre (D = C x 4)	$1,005,264	$974,444

Net Debt / Annualized Adjusted EBITDAre (A / D)	8.0	x	9.0	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	December 31, 2019
Interest expense	$88,417
Noncash interest expense	(11,093)
Fixed charges (A)	$77,324

Adjusted EBITDAre (B)	$251,316

Fixed charge coverage ratio (B / A)	3.3	x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 38

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q4 2019	Q4 2018	FY 2019	FY 2018
Amortization of discounts on notes payable	$1,317	$2,308	$7,343	$9,124
Amortization of deferred financing costs	9,873	9,365	39,259	27,191
Change in fair value of interest rate derivatives	28	313	126	668
Amortization of swap fair value at designation	(125)	2,929	1,787	11,371
Total non-cash interest expense	$11,093	$14,915	$48,515	$48,354

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2019 Earnings Release and Supplemental Information — page 39